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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 6, 1999
                                                         ----------------



                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                  --------------------------------------------
                            (Exact name of registrant
                          as specified in its charter)




      Georgia                     000-22571                    58-1915632
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  (State or other                (Commission                (I.R.S. Employer
  jurisdiction of                File Number)               Identification No.)
  incorporation)




  1950 Spectrum Circle, Suite B-100, Marietta, Georgia            30067
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      (Address of principal executive offices)                    (Zip Code)




    Registrant's telephone number, including area code: (678) 264-0400
                                                       ---------------




         (Former name or former address, if changed since last report.)


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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.

                  On December 3, 1999, Dennis A. Bakal, the Chief Executive Officer and President of Professional Transportation Group Ltd., Inc., a Georgia corporation (the "Company"), entered into an agreement with Logistics Management, L.L.C., a Kentucky limited liability company under which Mr. Bakal sold to Logistics all 2.5 million shares of common stock owned by him. The purchase comprises approximately 56% of the outstanding voting shares of the Company. The purchase price was $3 million and is evidenced by a promissory note from Logistics Management to Mr. Bakal, due on January 4, 2000. Interest on the note accrues at a rate of 9 5/8% per annum. Payment of the note is payable at Logistics Management's option in cash or by returning the shares to Mr. Bakal. As a separate transaction, Logistics Management lent Mr. Bakal $500,000, which funds were to be contributed as capital to the Company. This loan is secured by a pledge of 1,230,769 shares of the shares that were a part of this transaction. If payment of the $3 million note is in cash, the $500,000 note is forgiven.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL SCHEDULES AND EXHIBITS.

(c)  Exhibits.

         1.1 Securities Purchase Agreement, dated as of December 3, 1999, between Logistics Management, L.L.C., Dennis A. Bakal and Professional Transportation Group Ltd., Inc.

         99.1     Press Release, dated December 7, 1999.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PROFESSIONAL TRANSPORTATION GROUP
                                            LTD., INC.


                                            By:  /s/ Dennis A. Bakal
                                               --------------------------------
                                                 Dennis A. Bakal
                                                 Chief Executive Officer
Dated:  December 20, 1999


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                                  EXHIBIT INDEX


      Exhibit
       Number                        Exhibit Name
       ------                        ------------

         1.1 Securities Purchase Agreement, dated as of December 3, 1999, between Logistics Management, L.L.C., Dennis A. Bakal and Professional Transportation Group Ltd., Inc.

         99.1     Press Release, dated December 7, 1999.